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                                                                    EXHIBIT 99.1



NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS       BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning                          William Ruehle
949-585-5555                           Vice President and
blanning@broadcom.com                  Chief Financial Officer
or Eileen Algaze                       949-450-8700
949-585-5971                           billr@broadcom.com
ealgaze@broadcom.com

ALTIMA COMMUNICATIONS CONTACT
Steve Kubes
Vice President, Sales and Marketing
408-453-3700
steve@altimacom.com




           BROADCOM CORPORATION TO ACQUIRE ALTIMA COMMUNICATIONS, INC.

  Acquisition Expands Broadcom's Networking Portfolio for Small-to-Medium Size
             Business Applications and Strengthens Presence in Asia

IRVINE, Calif. - July 31, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high speed broadband communications to and throughout the home and business, today announced that it has signed a definitive agreement to acquire Altima Communications, Inc., a leading supplier of networking integrated circuits (ICs) for the small-to-medium business (SMB) networking market.

The acquisition of Altima will substantially accelerate Broadcom's penetration of the fast growing SMB equipment market. According to The Dell'Oro Group, the SMB market for 10/100 switches and hubs is forecasted to grow by well over 100% this year, and to reach 58 million ports by 2001.

Altima's networking IC product portfolio was designed and optimized for the cost-sensitive, value-oriented SMB customer, with emphasis on low-power, small footprint, and low system cost. Altima's product and market orientation complements Broadcom's market leadership position in providing high-performance, full-featured, system-level IC solutions for the enterprise network market. Broadcom plans to retain the Altima(TM) brand name for the SMB product line, taking immediate advantage of Altima's established identity and its market leadership in the SMB space.

Altima's existing customer base is predominantly in Asia, where the majority of SMB manufacturers reside. To best address the unique product and support requirements of its Asian customers, Altima has built a strong team of engineers and customer support personnel in

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Broadcom Corporation to Acquire Altima Communications, Inc.
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Taiwan, part of a larger engineering team that brings to Broadcom significant additional experience and expertise in mixed signal IC design and Ethernet networking.

"Altima's well-established infrastructure in Asia will strengthen Broadcom's presence and enable us to better serve our customers engaged in the high-growth SMB market segment," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "Like Broadcom, Altima has established a track record for rapidly designing and ramping to volume production products that meet the requirements of its target market. As a result of Altima's complementary market focus and engineering execution, we will inherit a non-overlapping revenue stream."

"We're excited to combine forces with Broadcom to better address the enormous opportunities in the SMB market," said Dr. Stewart Wu, President and CEO of Altima. "Our team will benefit from Broadcom's excellent sales and marketing team, core technologies and manufacturing expertise to help accelerate introductions of next-generation solutions for the SMB market."

Sam Liang, Executive Vice President of D-Link Corporation, said, "D-Link is pleased to see Broadcom's investment in small to medium sized business solutions from Altima. The combined Broadcom/Altima team will accelerate next-generation solutions to support our growth objectives."

Yimin Doo, President of Accton Technologies, said, "Altima's cost-effective, low-power solutions have been widely deployed across Accton's product lines, which support our small to medium-sized business solutions. Altima's local Taiwan support with research and development and technical support have been a valuable asset."

"Netgear and Broadcom have a strong relationship and the acquisition of Altima is a welcome addition to that relationship," said Patrick Lo, CEO of Netgear. "Altima's product line complements Broadcom's existing line, which allows us to capitalize upon an even larger product portfolio."

In connection with the acquisition, Broadcom will issue in aggregate about 2.5 million shares of its Class A Common Stock (valued at about $533 million based upon the closing price on the Nasdaq National Market(R) on July 28, 2000) in exchange for all outstanding shares of Altima Preferred and Common Stock and upon exercise of outstanding employee stock options of Altima. The merger transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The boards of directors of both companies have approved the merger, which awaits approval by Altima's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time write-off for purchased in-process research and development expenses related to the acquisition in its third fiscal quarter (ending September 30). In addition to the purchase consideration, Broadcom will reserve up to 2.9 million shares of its Class A Common Stock for future issuance upon exercise of outstanding Altima performance-based warrants that become exercisable upon satisfaction of certain customer purchase requirements.

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Broadcom Corporation to Acquire Altima Communications, Inc.
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ABOUT ALTIMA COMMUNICATIONS

Altima Communications, Inc. designs, manufactures and markets low-power, high-performance communications IC solutions for high-speed networking and Internet infrastructure applications. With its ultra physical layer technology using an advanced mixed-signal core architecture, Altima offers a broad range of networking products for switches, dual speed repeaters, routers, Internet gateways and Internet appliances. Altima is headquartered in San Jose, Calif. For more information, visit www.altimacom.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines
(xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

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Broadcom Corporation to Acquire Altima Communications, Inc.
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Important factors that may cause such a difference for Broadcom in connection with the acquisition of Altima Communications include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which present and future customers and end-users adopt Broadcom's and Altima's technologies and products in the markets for Ethernet networking products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from residual "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. Altima is a trademark of Altima Communications, Inc. in the United States and certain other countries.